UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

BOINGO WIRELESS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Copies to: Ilan Lovinsky, Esq. Ryan Gunderson, Esq. Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 3570 Carmel Mountain Rd., Suite 200 San Diego, CA 92130 (858) 436-8000
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Boingo Wireless, Inc., a Delaware corporation (“Boingo” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its stockholders in connection with its 2016 Annual Meeting of Stockholders, to be held on June 9, 2016 at 10:30 a.m. local time at the Hotel Palomar located at 10740 Wilshire Boulevard, Los Angeles, California, 90024 and at any and all adjournments, postponements or reschedulings thereof (the “2016 Annual Meeting”).  The Company filed a definitive proxy statement with the Securities and Exchange Commission on April 28, 2016 and mailed the definitive proxy statement to its stockholders (the “Boingo Proxy Statement”).

Press Release Issued on May 31, 2016

Included below is a press release issued by Boingo on May 31, 2016, which commented on a report issued by Glass Lewis & Co. recommending that Boingo stockholders vote the WHITE proxy card to support the election of Boingo’s highly qualified and very experienced nominees, Charles Boesenberg and Terrell Jones, at the 2016 Annual Meeting and reject the nominees presented by four individual stockholders, together with a new hedge fund affiliated with two of the stockholders, Ides Capital (collectively, the “Ides Group”).

Important Additional Information And Where To Find It

In connection with its solicitation of proxies for the 2016 Annual Meeting of Stockholders, Boingo has filed with the SEC and mailed to stockholders the Boingo Proxy Statement together with a WHITE proxy card. Boingo, its directors and its executive officers are deemed to be participants in the solicitation of proxies from stockholders in connection with the 2016 Annual Meeting. Information regarding the interests of such participants is included in the Boingo Proxy Statement and other relevant documents filed and to be filed by the Company with the SEC in connection with the proxy solicitation. To the extent holdings of Boingo’s securities change from the amounts shown in the Boingo Proxy Statement, such changes will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE BOINGO PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY BOINGO WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders may be able to obtain an additional copy of Boingo Proxy Statement, any amendments or supplements thereto, the accompanying WHITE proxy card, and other documents filed by Boingo with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of the Company’s corporate website at www.boingo.com, by writing to the Company’s Corporate Secretary at Boingo Wireless, 10960 Wilshire Blvd., 23rd Floor, Los Angeles, California 90024, or by calling the Company’s Corporate Secretary at (310) 586-5180.

FOR IMMEDIATE RELEASE

Boingo Wireless Comments on Glass Lewis and ISS Recommendations

Glass Lewis Recommends Boingo Stockholders Vote “FOR” Boingo’s Nominees on the WHITE Proxy Card and AGAINST All of the Ides Group’s Director Nominees

Urges Stockholders to Protect the Value of Their Investment by Voting “FOR” Boingo’s Highly Qualified Director Nominees on the WHITE Proxy Card

LOS ANGELES, Calif. — May 31, 2016 — Boingo Wireless (NASDAQ: WIFI) (the “Company”), the leading distributed antenna system (“DAS”) and Wi-Fi provider that serves consumers, carriers and advertisers worldwide, today announced that leading independent proxy advisory firm, Glass Lewis & Co. (“Glass Lewis”) has recommended that Boingo stockholders vote “FOR” Boingo’s highly-qualified and experienced director nominees — Charles Boesenberg and Terrell Jones — on the WHITE proxy card at the Company’s Annual Meeting of Stockholders on June 9, 2016.

In its May 27, 2016 report, Glass Lewis stated(1):

•                  “Overall, we believe the incumbent board and management deserve credit for developing significant alternative business lines in the face of the Company’s declining core retail business.”

•                  “We find that the Management Nominees’ significant executive and board experience at public companies in the technology and telecommunications industries makes them considerably more qualified to serve on the Boingo board than the Dissident Nominees, who have limited or no public board experience and no operating experience in industries relevant to Boingo.”

Commenting on the Glass Lewis and Institutional Shareholder Services (“ISS”) reports, Boingo issued the following statement:

While we are pleased that Glass Lewis recommends Boingo stockholders vote “FOR” Boingo’s highly-qualified and experienced director nominees — Charles Boesenberg and Terrell Jones — on the WHITE proxy card, we believe that ISS clearly reached the wrong conclusion in failing to recommend that Boingo stockholders vote the WHITE proxy card.

Boingo’s Board and management team remain intently focused on maximizing value for Boingo stockholders. We are beginning to realize the results of our ambitious transformation as evidenced by our strong financial results and we are poised to leverage our leading market position. Furthermore, Boingo’s Board and management team believe that changing course now would be value destructive to the Company and to Boingo stockholders.

Unlike the Ides Group’s nominees, Boingo’s highly-qualified director nominees bring significant leadership experience and a deep understanding of our industry. We believe their skills and knowledge, which have been critical to our success, will be instrumental to Boingo as we continue to execute on our plan. We are confident that Charles Boesenberg and Terrell Jones bring the experience necessary to continue to drive growth and profitability at Boingo for years to come.

(1)  Permission to use quotations neither sought nor obtained.

Boingo stockholders are reminded that their vote is extremely important, no matter how many or how few shares they own. Boingo strongly recommends that stockholders elect the Company’s best-in-class leaders by voting the WHITE proxy card today “FOR” Boingo’s highly-qualified and experienced director nominees: Charles Boesenberg and Terrell Jones.

Remember, you can vote your shares by telephone or via the Internet. Please follow the easy instructions on the enclosed WHITE proxy card.

If you have any questions or need assistance in voting

your shares, please contact our proxy solicitor:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include, among other statements, any statements regarding Boingo’s strategic plans, value creation, stock price and operating results, the timing of results from the execution of the strategic plan and the effectiveness of Boingo’s Board in overseeing the execution of Boingo’s strategic plan. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to maintain our existing and establish new relationships with venue partners, particularly key airport venue partners and military bases, our ability to maintain revenue growth and achieve profitability, our ability to execute on our strategic and business plans, our ability to successfully compete with new technologies and adapt to changes in the wireless industry, as well as other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (SEC), including Boingo’s Form 10-K for the year ended December 31, 2015 filed with the SEC on March 11, 2016 and Form 10-Q for the quarter ended March 31, 2016 filed with the SEC on May 9, 2016. Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI) helps the world stay connected. Our vast footprint of small cell networks covers more than a million DAS and Wi-Fi locations and reaches more than 1 billion consumers annually - in places as varied as airports, stadiums, universities, and military bases. For more information about the Boingo story, visit www.boingo.com.

Boingo, Boingo Wireless, the Boingo Wireless Logo and Don’t Just Go. Boingo. are registered trademarks of Boingo Wireless, Inc.

Important Additional Information and Where to Find It

In connection with its solicitation of proxies for the 2016 Annual Meeting of Stockholders, Boingo Wireless, Inc. has filed with the SEC and mailed to stockholders a definitive proxy statement dated April 28, 2016 together with a WHITE proxy card. Boingo, its directors and its executive officers are deemed to be participants in the solicitation of proxies from stockholders in connection with the 2016 Annual Meeting. Information regarding the interests of such participants is included in the definitive proxy statement and other relevant documents filed and to be filed by the Company with the SEC in connection with the proxy solicitation. To the extent holdings of Boingo’s securities change from the amounts shown in the definitive proxy statement, such changes will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY BOINGO WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders may be able to obtain an additional copy of definitive proxy statement, any amendments or supplements thereto, the accompanying WHITE proxy card, and other documents filed by Boingo with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of the Company’s corporate website at www.boingo.com, by writing to the Company’s Corporate Secretary at Boingo Wireless, 10960 Wilshire Blvd., 23rd Floor, Los Angeles, California 90024, or by calling the Company’s Corporate Secretary at (310) 586-5180.

Contacts

BOINGO WIRELESS

PRESS:

Lauren de la Fuente,

Vice President, Marketing and Communications

ldelafuente@boingo.com

(310) 283-8488

or

INVESTORS:

Kimberly Orlando

Addo Communications

kimberlyo@addocommunications.com

(310) 829-5400

JOELE FRANK, WILKINSON BRIMMER KATCHER

Jed Repko / Arielle Rothstein

(415) 869-3950

or

Sharon Stern / Viveca Tress

(212) 355-4449

MACKENZIE PARTNERS, INC.

Paul Schulman / Dan Sullivan

(212) 929-5500